Exhibit T3B.10

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles
BUSINESS CORPORATIONS ACT	CAROL PREST

NOTICE OF ARTICLES

Name of Company:

AEGERION PHARMACEUTICALS (CANADA) LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1800 - 510 WEST GEORGIA STREET VANCOUVER BC V6B 0M3 CANADA	1800 - 510 WEST GEORGIA STREET VANCOUVER BC V6B 0M3 CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1800 - 510 WEST GEORGIA STREET VANCOUVER BC V6B 0M3 CANADA	1800 - 510 WEST GEORGIA STREET VANCOUVER BC V6B 0M3 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Fitzpatrick, Jennifer

Mailing Address:	Delivery Address:
ONE MAIN STREET SUITE 800 CAMBRIDGE MA 02142 UNITED STATES	ONE MAIN STREET SUITE 800 CAMBRIDGE MA 02142 UNITED STATES

Last Name, First Name, Middle Name:
Alarco, Carolina

Mailing Address: ONE MAIN STREET SUITE 800 CAMBRIDGE MA 02142 UNITED STATES	Delivery Address: ONE MAIN STREET SUITE 800 CAMBRIDGE MA 02142 UNITED STATES

Last Name, First Name, Middle Name:
Chedekel, Gary

Mailing Address: ONE MAIN STREET SUITE 800 CAMBRIDGE MA 02142 UNITED STATES	Delivery Address: ONE MAIN STREET SUITE 800 CAMBRIDGE MA 02142 UNITED STATES

AUTHORIZED SHARE STRUCTURE
1. No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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